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                                                                     Exhibit 5.1



                           FULBRIGHT & JAWORSKI L.L.P.
                                666 Fifth Avenue
                            New York, New York 10103


October 16, 2000



H Power Corp.
1373 Broad Street
Clifton, New Jersey 07013

Ladies and Gentlemen:

                  We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of H Power Corp., a Delaware corporation (the "Company"), relating to
(i) up to 3,750,000 shares of the Company's Common Stock, $0.001 par value per share (the "Common Stock"), to be issued pursuant to the exercise of stock options granted pursuant to the H Power Corp. 2000 Stock Option Plan (the "2000 Plan"), (ii) up to 91,250 shares of Common Stock to be issued pursuant to the exercise of stock options granted pursuant to the H Power Corp. June 6, 1989 Stock Option Plan (the "1989 Plan" and, together with the 2000 Plan, the "Plans") and (iii) 4,730,625 shares of the Company's Common Stock (the "Non-Plan Shares") to be issued pursuant to the exercise of stock options granted other than pursuant to the Plans (the "Non-Plan Options").

                  As counsel to the Company, we have examined such corporate records, other documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion and, upon the basis of such examinations, advise you that in our opinion all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Common Stock pursuant to the Plans, and the shares of Common Stock relating to the Plans being registered pursuant to the Registration Statement, when issued and paid for in accordance with the terms of the Plans, will be duly authorized, validly issued, fully paid and non-assessable. In addition, we are of the opinion that the Non-Plan Shares, when sold and issued in accordance with the Non-Plan Options, will be duly authorized, validly issued, fully paid and non-assessable.

                  We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                          Very truly yours,

                                          /s/ FULBRIGHT & JAWORSKI L.L.P.